EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 15, 2013 relating to the consolidated financial statements, and financial statement schedule of Quest Resource Holding Corporation, appearing in Quest Resource Holding Corporation’s Transition Report on Form 10-K for the transition period from July 1, 2012 to December 31, 2012.

/s/ Semple, Marchal & Cooper

Phoenix, Arizona
December 30, 2013